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                                                                      EXHIBIT 21

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                                                  STATE/COUNTRY/DATE             PRIMARY
NAME                                               OF INCORPORATION        BUSINESS ACTIVITIES
----                                              ------------------   ----------------------------
  American Re Corporation.......................  Delaware/1991        Holding Company
    American Re-Insurance Company...............  Delaware/1917        Reinsurance
      American Re Inversiones, S.A..............  Chile/1986           Holding Company
    American Alternative Insurance
      Corporation...............................  Delaware/1923        Alternative Market Insurance
    American Re Asset Management, Inc...........  Delaware/1995        Investment Management
    American Re Capital.........................  Delaware/1995        Business Trust
    American Re Capital Markets, Inc............  Delaware/1998        Weather Derivatives
    Munich-American Global Services, Inc........  Delaware/1998        Holding Company
      AM-RE Consultants, Inc....................  Delaware/1994        Consulting Services
      AM-RE Brokers, Inc........................  Delaware/1978        Reinsurance Brokerage
        AM-RE Brokers (Bermuda), Ltd............  Bermuda/1997         Reinsurance Brokerage
      Princeton Eagle West (Holding) Inc........  Delaware/1995        Holding Company
        Princeton Eagle West Insurance Co.
          Ltd...................................  Bermuda/1995         Rent-a-Captive Facility
      Princeton Eagle Holding (Bermuda) Ltd.....  Bermuda/1994         Holding Company
        Princeton Eagle Insurance Company
          Ltd...................................  Bermuda/1994         Rent-a-Captive Facility
      Munich-American Global Services (Munich)
        GmbH....................................  Germany/1979         Insurance Brokerage
      Becher + Carlson Risk Management Inc......  California/1983      Risk Management
        Becher + Carlson Insurance Services,
          Inc...................................  California/1981      Insurance Agency
        Becher + Carlson Insurance Agency of
          Ohio..................................  Ohio/1994            Insurance Agency
        Becher + Carlson South Africa (Pty),
          Ltd...................................  South Africa/1997    Risk Management
          Becher + Carlson Mauritius............  Mauritius/1997       Risk Management
        Becher + Carlson Management, Ltd........  Bermuda/1981         Captive Management
          Becher + Carlson Brokerage, Ltd.......  Bermuda/1986         Brokerage
  Munich-American RiskPartners, Inc.............  Delaware/1988        Alternative Markets
    Risk Management Products Canada, Inc........  Canada/1997          Risk Management
  AM-RE Managers (Bermuda) Ltd..................  Bermuda/1990         Underwriting Management
  AM-RE Services, Inc...........................  Delaware/1980        Consulting Services
  American Re Holdings, Ltd.....................  England/1988         Holding Company
  American Re Management, Ltd...................  England/1988         Underwriting Management
    AM-RE Managers International, Ltd...........  England/1988         Representative Office
    American Re Management (Vienna) GmbH........  Austria/1991         Representative Office
    ARB International, Ltd......................  England/1989         Lloyd's Brokerage
    Risk Management Partners, Ltd...............  England/1994         Risk Management
  American Re Securities Corporation............  Delaware/1998        Broker/Dealer
  The Princeton Excess and Surplus Lines
    Insurance Company...........................  Delaware/1995        Surplus Lines Insurance
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